Exhibit 10.3

NOTICE OF GRANT
CASH INCENTIVE UNITS
ANTERIS TECHNOLOGIES GLOBAL CORP. EQUITY INCENTIVE PLAN
(AUSTRALIA SERVICE PROVIDER)

Anteris Technologies Global Corp., a Delaware corporation (the “Company”), has awarded to Participant, as identified below, the number of cash incentive units (the “Units”, and each such unit, an “Unit”) set forth below. The Units are subject to all of the terms and conditions as set forth in this Notice of Grant (this “Notice”) as well as in the Company’s Equity Incentive Plan (the “Plan”) and the Service Provider Cash Incentive Unit Agreement (the “Agreement”), both of which are attached hereto and incorporated in their entirety. For purposes of clarity, the Units shall constitute an “other award” within the meaning of Section 9 of the Plan and shall be settled exclusively in cash. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:	Stephen Denaro

Number of Units:	55,804

Date of Grant:	May 19, 2026 (the “Date of Grant”)

Vesting Date:	The Units will vest in three tranches, as follows:

(i) 28,026 Units will vest on the earlier to occur of (x) December 3, 2026 and (y) the date of the first annual meeting of stockholders of the Company that occurs following the Date of Grant;

(ii) 13,889 Units will vest on December 16, 2026; and

(iii) 13,889 Units will vest on December 16, 2027

(each such date, a “Vesting Date”), in each case subject to Participant remaining in the continuous service of the Company or a Subsidiary as a service provider through the applicable Vesting Date.

Dividend Equivalents:
Dividend equivalents with respect to the Units will be accumulated for the benefit of Participant if and when regular cash dividends are declared and credited in the form of additional Units in accordance with Section 4 of the Agreement, and will be paid in cash to Participant upon any settlement of the Units.

By the Company’s and Participant’s signatures to the Agreement, the Company and Participant agree that the Units are governed by this Notice and by the provisions of the Plan and the Agreement, both of which are attached to and made a part of this document. Participant acknowledges receipt of copies of the Plan and the Agreement, represents that Participant has read and is familiar with their provisions, and hereby accepts the Units subject to all of their terms and conditions.

The Company has caused this Notice and the Agreement to be effective as of the Date of Grant.

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ANTERIS TECHNOLOGIES GLOBAL CORP.

Service Provider Cash-Incentive Unit Agreement

Anteris Technologies Global Corp. (the “Company”), has awarded Participant, as named in the Notice of Grant (the “Notice”), to which this Service Provider Cash Incentive Unit Agreement (this “Agreement”) is attached, an award of cash incentive units (the “Units”) that is subject to the Company’s Equity Incentive Plan (the “Plan”), the Notice and this Agreement, as set forth in the Notice for the grant of the number of Units indicated in the Notice. For purposes of clarity, the Units shall constitute an “other award” within the meaning of Section 9 of the Plan and shall be settled exclusively in cash. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein have the meanings assigned to them in the Plan.

1.
Normal Vesting.

(a)
Subject to the terms and conditions of Sections 2 and 3 hereof, the Units will vest in accordance with the vesting schedule set forth in the Notice and will be paid in accordance with Section 5 hereof.

(b)
For the purposes of this Agreement, Participant’s continuous service to the Company or its Subsidiaries as an eligible service provider shall not be deemed to have been interrupted, and Participant shall not be deemed to have ceased serving the Company or its Subsidiaries as an eligible service provider, by reason of any commencement of employment or other service with the Company or its Subsidiaries.

2.
Change in Control. Notwithstanding the provisions of Section 1 hereof, and subject to the payment provisions of Section 5 hereof, upon the consummation of a Change in Control occurring during the vesting period described in the Notice while Participant is in continuous service to the Company or its Subsidiaries as a service provider, to the extent the Units have not yet vested, the Units shall immediately become nonforfeitable.

3.
Forfeiture of Awards. Except as provided in Section 2 of this Agreement, Participant’s right to receive the Units, to the extent not yet vested, shall be forfeited automatically and without further notice on the date that Participant’s continuous service to the Company or its Subsidiaries as a service provider terminates prior to the end of the vesting period described in the Notice. In the event that Participant shall intentionally commit an act that the Committee determines to be materially adverse to the interests of the Company or a Subsidiary, Participant’s right to receive the Units shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement to the contrary.

4.
Dividend Equivalents. Following the Date of Grant, on the date that the Company pays a cash dividend (if any) to holders of CDIs generally, Participant shall be entitled to a number of additional Units determined by dividing (i) the product of (x) the dollar amount (in AUD) of the cash dividend paid per CDI on such date and (y) the total number of Units (including dividend equivalents paid thereon) previously credited to Participant as of such date, by (ii) the Market Value per Share of a CDI on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be paid, in the aggregate rounded down to the nearest whole number, or forfeited in the same manner and at the same time as the Units to which the dividend equivalents were credited.

5.
Payment of Awards.

(a)
General. Subject to Section 3 and Section 5(b), payment for the Units that are nonforfeitable will be made in cash (in AUD) within ten days following the applicable Vesting Date, in an amount equal to the product of (i) the number of Units (including dividend equivalents credited thereon) that become Vested on such Vesting Date, multiplied by (ii) the Market Value per Share of a CDI on such Vesting Date.

(b)
Change in Control. Notwithstanding Section 5(a), upon the consummation of a Change in Control, Participant is entitled to receive payment for all Units, to the extent not yet paid, on the date of the Change in Control, in an amount equal to the product of (i) the number of Units outstanding on the date of such Change in Control (including dividend equivalents credited thereon), multiplied by (ii) the fair market value of a CDI as reasonably determined by the Committee as of such date; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Section 5(a) as though such Change in Control had not occurred.

6.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state, and non-U.S. securities laws and listing requirements; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to grant any Units or pay any cash in respect of such Units if the grant or payment thereof would result in violation of any such law.

7.
Transferability. Participant’s right to the Units shall not be transferable by Participant except by will or the laws of descent and distribution. Any purported transfer in violation of this Section 7 shall be null and void, and the purported transferee shall obtain no rights with respect to the Units or to cash payments in respect of such Units.

8.
Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participant. This Agreement and the Plan will be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participant).

9.
Adjustments. Subject to Section 11 of the Plan, the Committee shall make or provide for such adjustments in the number of Units and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participant that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

10.
Relation to Other Benefits. Any economic or other benefit to Participant under this Agreement or the Plan will not be taken into account in determining any benefits to which Participant may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

11.
Processing of Information. Information about Participant and Participant’s award of Units may be collected, recorded and held, used and disclosed for any purpose related to the administration of the award. Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within Participant’s country or elsewhere, including the United States of America. Participant consents to the processing of information relating to Participant and Participant’s receipt of cash payments in respect of the Units in any one or more of the ways referred to above.

12.
Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent the amendment is applicable to this Agreement; provided, however, that no amendment will adversely affect in a material manner the rights of Participant with respect to the Units covered by this Agreement without Participant’s consent. Notwithstanding the foregoing, the limitation requiring the consent of Participant to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code, Section 10D of the Exchange Act, or other applicable law.

13.
Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

14.
Non-U.S. Addendum. Notwithstanding any provision of this Agreement, Participant’s Units shall also be subject to any special terms and conditions as set forth on Appendix A attached hereto (“Appendix A”). Appendix A shall constitute part of this Agreement.

15.
Governing Law. This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Delaware. Participant agrees that the state and federal courts located in the State of Delaware will have jurisdiction in any action, suit or proceeding against Participant based on or arising out of this Agreement and Participant hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process in connection with any action, suit or proceeding against Participant; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

[SIGNATURES ON FOLLOWING PAGE]

This Agreement is executed by the Company on this 20th day of May, 2026.

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:	s/s John Seaberg
John Seaberg

The undersigned Participant hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the Units covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

s/s Stephen Denaro
Participant

Date: 5/20/2026

APPENDIX A

Non-U.S. Addendum

TERMS AND CONDITIONS

This Appendix A, which is part of the Restricted Stock Unit Agreement (the “Agreement”), contains special terms and conditions of the cash incentive units (the “Units”) granted to Participants who reside in Australia. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Anteris Technologies Group Corp. Equity Incentive Plan, as may be amended or amended and restated from time to time (the “Plan”), the Agreement and/or the Notice.

NOTIFICATIONS

This Appendix A also includes information regarding exchange control and certain other issues of which Participants in Australia should be aware with respect to the Units. The information is based on the securities, exchange control and other laws in effect in Australia as of April 2026. Such laws are often complex and change frequently. Anteris Technologies Group Corp. (the “Company”) therefore strongly recommends that Participants do not rely on the information in this Appendix A as the only source of information relating to the consequences of the Units because such information may be outdated when the Units vest and/or a Participant receives cash in respect of such Units after vesting.

In addition, the information contained herein is general in nature and may not apply to a Participant’s particular situation, and the Company is not in a position to assure Participants of a particular result. Accordingly, Participants should seek appropriate professional advice as to how the relevant laws in Australia may apply to their situation.

AUSTRALIA-SPECIFIC TERMS AND CONDITIONS

1.
Nature of Grant. Participant acknowledges that:

(a)
the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan, the Agreement or the Notice;

(c)
all decisions with respect to future grants of Units, if any, will be at the sole discretion of the Company;

(d)
Participant is voluntarily participating in the Plan;

(e)
the Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, its Subsidiaries, and/or its affiliates, and that is outside the scope of Participant’s employment contract with the Company or its affiliates, if any;

(f)
the Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments; and

(g)
in consideration of the grant of the Units, no claim or entitlement to compensation or damages shall arise from forfeiture or termination of the Units or diminution in value of the Units resulting from Participant’s termination of employment (for any reason whatsoever and whether or not in breach of local labor laws, except if and only as otherwise expressly provided for in this Appendix A).

2.
Prospectus Information. Please review the Plan, the Agreement and Notice documents carefully. In addition, the written or other materials provided to Participants in connection with the Units have been prepared for the purpose of complying with relevant United States law. The information disclosed may not be the same as that which must be disclosed in a prospectus prepared under Australian law.

3.
Taxation. By accepting the grant of the Units, Participant acknowledges that Participant does not hold a beneficial interest in more than 10% of the shares of the Company, and Participant is not in a position to cast, or to control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company.

4.
Subdivision 83A-C. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Plan (subject to the requirements of that Act).

5.
ESS Offer. The grant of the Units under this Agreement and Notice, and in accordance with the Plan, is made under, and is intended to comply with the Corporations Act 2001 (Cth) (Corporations Act), including Division 1A, Part 7.12 of the Corporations Act.

AUSTRALIA-SPECIFIC NOTIFICATIONS

1.
No Financial Advice. Any advice given by any person in connection with the Units is general advice only, and Participants should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice.

2.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Participants will be required to file the report.

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